SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               BLACKROCK FLORIDA INSURED MUNICIPAL INCOME TRUST

            (Exact Name of Registrant as Specified in its Charter)

         Delaware                                38-3645602
  (State of Incorporation                     (I.R.S. Employer
     or Organization)                        Identification no.)


           100 Bellevue Parkway,                                       19809
            Wilmington, Delaware                                    (Zip Code)
  (Address of Principal Executive Offices)
 If this form relates to the registration of a       If this form relates to the registration of a
 class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
 of the Exchange Act and is effective                of the Exchange Act and is effective
 pursuant to General Instruction A.(c), please       pursuant to General Instruction A.(d),
 check the following box. |X|                        please check the following box. |_|

         Securities Act registration statement file
         number to which this form relates:     333-98371

         Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                       Name of Each Exchange on Which
  to be so Registered                       Each Class is to be Registered
  Common Shares of Beneficial Interest      New York Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None


                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-98371 and 811-21180) as filed electronically with the Securities and Exchange Commission (the "Commission") on August 20, 2002 (Accession No. 0000950172-02-001839) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on September 5, 2002 (Accession No. 0000950172-02-001968), as amended by Pre- Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on September 24, 2002 (Accession No. 0000950136-02-002730) which are incorporated by reference. Item 2. Exhibits. Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        BLACKROCK FLORIDA INSURED
                                        MUNICIPAL INCOME TRUST

                                        By:    /s/ Robert S. Kapito
                                        Name:  Robert S. Kapito
                                        Title: Trustee and President
                                               (Principal Executive Officer)


Date: October 22, 2002